Exhibit 10.1

SUPPORT AGREEMENT

This Support Agreement, dated as of January 27, 2021 (this “Agreement”), is entered into between Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”), and ___________ (“Shareholder”).

Recitals

A.Concurrently with the execution and delivery of this Agreement, SYBT, H. Meyer Merger Subsidiary, Inc., a Kentucky corporation and direct, wholly-owned subsidiary of SYBT (“Merger Subsidiary”), and Kentucky Bancshares, Inc., a Kentucky corporation (“KTYB”) and parent bank holding company of Kentucky Bank, a Kentucky banking corporation (the “Bank”) are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary shall be merged with and into KTYB, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have meanings provided in the Merger Agreement.
B.As of the date of this Agreement, Shareholder is the record and beneficial owner and has the power to vote the number of shares of KTYB Common Stock set forth, and in the manner reflected, on Attachment A to this Agreement (the shares listed on Attachment A, together with all shares of KTYB Common Stock subsequently acquired by the Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”).
C.As an inducement and condition to entering into the Merger Agreement, SYBT has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

aRTICLE I
VOTING AGREEMENT

Section 1.1Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the KTYB Meeting, and at any other meeting of the shareholders of KTYB, however called, or any adjournment or postponement thereof, Shareholder shall:

(a)appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and

(b)vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of KTYB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.

Section 1.2Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of KTYB or the KTYB Subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of KTYB or the KTYB Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement Shareholder’s fiduciary duties as a director or officer, as applicable, to KTYB, the KTYB Subsidiaries or their respective shareholders.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to SYBT as follows:

Section 2.1Authority; Authorization.

(a)Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement.

(b)This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

(c)Assuming the authorization, execution and delivery of this Agreement by SYBT, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d)If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.2Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust.

Section 2.3Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record or beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of KTYB Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement). As of the date of this Agreement Shareholder has, and at the KTYB Meeting or any other shareholder meeting of KTYB in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have, sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Section 2.4Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any governmental authority that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

Section 2.5Reliance by SYBT. Shareholder understands and acknowledges that SYBT is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE III
COVENANTS

Section 3.1No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions.

(a)Shareholder agrees that during the term of this Agreement Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 5.14 of the Merger Agreement except as permitted by such Section 5.14 of the Merger Agreement, (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of KTYB Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of KTYB vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than SYBT with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1.

(b)Shareholder hereby agrees to notify SYBT promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of KTYB Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof.

Section 3.2Restrictions on Transfer and Proxies; Non-Interference.

(a)Shareholder agrees that it will not, prior to the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with SYBT’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of capital stock of KTYB or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, Shareholder may make gifts of Owned Shares during the term of this Agreement if the donee enters into an agreement containing covenants governing the voting and transfer of the transferred Owned Shares equivalent to those set forth in this Agreement.

(b)Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.

Section 3.3Dissenters’ Rights. Shareholder agrees not to exercise any right to dissent (including, without limitation, under any rights set forth in Sections 271B.13-010 through

271B.13-310 of the KBCA) as to any Owned Shares which may arise with respect to the Merger or the transactions contemplated by the Merger Agreement.

Section 3.4Stop Transfer. Shareholder agrees that it shall not request that KTYB register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares, unless the transfer is made in compliance with this Agreement.

Section 3.5Further Assurances; Cooperation.

(a)Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with SYBT and KTYB in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by SYBT for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Agencies).

(b)Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Agency or Governmental Entity, in any other documents or communications provided by SYBT or KTYB to any Regulatory Agency or Governmental Entity or to security holders of SYBT or KTYB) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with SYBT and the SYBT Subsidiaries and/or KTYB, the Bank, and the other KTYB Subsidiaries.

Section 3.6Non-Competition and Non-Solicitation.

(a)Shareholder agrees that for (x) the period between the date of this Agreement and the Effective Time (except for service on the Board of Directors of KTYB or Bank) and (y) for a period of [three (3) years/eighteen (18) months]1 following the Effective Time, Shareholder will not:

(i)engage in a Competitive Business (as defined below) as an employee, officer or director; provided that the foregoing shall not prohibit the Shareholder from (A) continuing to engage in the activities in which the Shareholder is currently a participant which are expressly set forth on Attachment B attached hereto, or (B) holding up to two (2%) of the outstanding securities of any class of any publicly held company which is a Competitive Business;

1 Duration will be tied to length of service on KTYB’s board (i.e. directors serving more than 5 years as of the date of the Agreement will be subject to a three (3) year period; directors serving less than 5 years as of the date of the Agreement will be subject to an eighteen (18) month period).

(ii)solicit or otherwise attempt in any manner to cause or otherwise encourage any persons who are employees of KTYB or the Bank or any other KTYB Subsidiary prior to the Closing (“KTYB Employees”) to leave the employ of SYBT or any of the SYBT Subsidiaries; or

(iii)(A) induce, persuade, encourage or influence, or attempt to induce, persuade, encourage or influence, any person (as such term is interpreted in Section 8.6 of the Merger Agreement) having a business relationship with KTYB, the Bank, and other KTYB Subsidiary, SYBT or any of the SYBT Subsidiaries, to discontinue, reduce or restrict such relationship or (B) solicit, target or divert, or attempt to solicit, target or divert, the deposits, loans or other products and services from persons who were depositors, borrowers or customers of KTYB, the Bank, or any other KTYB Subsidiary on the date of this Agreement and/or as of the Effective Time; provided, however, nothing in this Section 3.6(a)(iii) shall prevent the Shareholder from engaging in the Shareholder’s personal, family, business or employment activities as a customer of a Competitive Business.

(iv)For purposes of this Agreement, the term “Competitive Business” shall mean the business or operations of a bank, thrift, credit union, investment, mortgage banking, financial planning or wealth management advisor, trust company, industrial bank, or any other financial institution or bank holding company either located or doing business either (A) within the Kentucky counties of Bourbon, Clark, Elliott, Fayette, Harrison, Jessamine, Madison, Rowan, Scott, and/or Woodford, or (B) within any county contiguous to any county referred to in item (A) of this Section 3.6(a)(iv).

(b)Shareholder acknowledges and agrees that the business conducted by SYBT and the SYBT Subsidiaries is highly competitive and that the covenants made by Shareholder in this Section 3.6 are made as a necessary inducement for SYBT to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Section 3.6 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Shareholder and SYBT each consider the restrictions contained in this Section 3.6 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 3.6 is unenforceable against any party, the provisions of this Section 3.6 shall be deemed amended to apply as to the maximum time and territory and to the maximum extent as the applicable court may judicially determine or indicate to be enforceable. The parties further agree to execute all documents necessary to evidence the applicable amendment.

(c)Shareholder acknowledges and agrees that the provisions of this Agreement are fair, reasonable and necessary to protect SYBT’s legitimate business interests and to protect the value of SYBT’s acquisition of KTYB.

(d)Shareholder will not, at any time during the [three-year/eighteen-month] period referred to in Section 3.6(a) of this Agreement, disparage SYBT or any of the SYBT Subsidiaries, or the business conducted by SYBT or any of the SYBT Subsidiaries, or any stockholder, member, director, manager, officer, employee or agent of SYBT or any of the

SYBT Subsidiaries.

ARTICLE IV
Termination

Section 4.1Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the date that is [three (3) years/eighteen (18) months] following the Effective Time.

Section 4.2Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by SYBT and Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege.

Section 5.2Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses.

Section 5.3Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:

(i) if to Shareholder: The address provided on Attachment A hereto.

(ii)if to SYBT:

Stock Yards Bancorp, Inc.

1040 E. Main St.

Louisville, KY 40206

Attention: James A. Hillebrand, CEO

Email: Ja.Hillebrand@syb.com

with a copy to :

Stock Yards Bancorp, Inc.

1040 E. Main St.

Louisville, KY 40206

Attention: Craig Bradley, General Counsel

Email: craig.bradley@syb.com

and with a copy (which shall not constitute notice) to:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, KY 40202

Attention: R. James Straus

Nathan L. Berger.

Email: jstraus@fbtlaw.com

nberger@fbtlaw.com

Section 5.4Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of SYBT.

Section 5.5Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.6Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.7Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that SYBT would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which SYBT may be entitled (including monetary damages),

SYBT shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither SYBT, Merger Subsidiary nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 5.8Governing Law.

(a)This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to any applicable conflicts of law.

(b)Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the federal or state courts located in either Louisville, Jefferson County, Kentucky or Lexington, Fayette County, Kentucky (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon any party in any action or proceeding will be effective if notice is given in accordance with Section 5.3. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the action.

Section 5.9Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

Section 5.10Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.11Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.12Delivery by Facsimile or Electronic Transmission.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

SYBT:

Stock Yards Bancorp, Inc.

By:
James A. Hillebrand, CEO

SHAREHOLDER

Print Name:

SHAREHOLDER’S SPOUSE

____________________________________

Print Name: ________________________

[Signature Page to Support Agreement]

Attachment A

Owned Shares

Name and Address of Shareholder	Owned Shares
[NAME] [ ] [ ] Phone: [ ] Email: [ ]

Attachment B

Current Activities